UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 6, 2012

FNBH BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Michigan	000-25752	38-2869722
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

101 East Grand River, Howell, Michigan	48843
(Address of Principal Executive Offices)	(Zip Code)

517-546-3150
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On January 6, 2012, the Board of Directors of FNBH Bancorp, Inc. (the "Company"), in consultation with management and after working with the regulators of the Company's wholly-owned subsidiary, First National Bank in Howell (the "Bank"), determined that (a) the previously issued unaudited consolidated financial statements for the quarter ended June 30, 2011, contained in the Company's Quarterly Report on Form 10-Q filed August 16, 2011, should be restated to reflect: (i) a $3.0 million increase in the provision for loan losses and related changes to the allowance for loan losses and shareholders’ equity; (ii) $2.6 million of additional loan charge offs originally reported by the Company in the quarter ended September 30, 2011; and (iii) the transfer of a $0.95 million loan to other real estate owned, also originally reported by the Company in the quarter ended September 30, 2011, and (b) the previously issued unaudited consolidated financial statements for the quarter ended September 30, 2011, contained in the Company's Quarterly Report on Form 10-Q filed December 2, 2011, should be restated to reflect the aforementioned June 30, 2011 adjustments.  Accordingly, the previously issued consolidated financial statements for such periods should not be relied upon, and the Company intends to file an amendment to its Form 10-Q for each of the periods ended June 30, 2011, and September 30, 2011, as soon as reasonably practicable.

In assessing the adequacy of the Bank's allowance for loan and lease losses ("ALLL"), the Bank takes into account a number of factors, including current economic conditions and prior loan loss experience. This assessment is inherently subjective.  Based on input from the Bank's federal regulators, a reassessment of certain of these factors was performed and the determination was made to increase the ALLL as of June 30, 2011 by increasing the provision for loan losses by an additional $3.0 million.

Changes to the previously reported financial results that correspond to the foregoing determinations will be reflected in a Quarterly Report on Form 10-Q/A for each of the quarters ended June 30, 2011, and September 30, 2011.  The Bank amended its Call Reports for these periods on Monday, January 9, 2012.

The Company's Audit Committee and management have discussed the matters disclosed in this Current Report on Form 8-K with BDO USA, LLP, the Company's independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNBH BANCORP, INC.

Dated: January 12, 2012	By:	/s/ Mark Huber
By: Mark Huber Its: Chief Financial Officer